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                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-32016

                              PROSPECTUS SUPPLEMENT

                       To Prospectus dated March 17, 2000

  and supplemented by the Prospectus Supplements, dated April 17, 2000, May 12,
                           2000, and June 26, 2000 of

                       VALUE CITY DEPARTMENT STORES, INC.

         Filene's Basement, Inc. ("Filene's") sold the following number of shares of our common stock on the dates provided below:


-  2,000 shares on June 23, 2000;      -  2,000 shares on July 5, 2000;
-  2,000 shares on June 26, 2000;      -  2,000 shares on July 6, 2000;
-  2,000 shares on June 27, 2000;      -  2,000 shares on July 7, 2000;
-  2,000 shares on June 28, 2000;      -  2,000 shares on July 10, 2000;
-  2,000 shares on June 29, 2000;      -  2,000 shares on July 12, 2000; and
-  2,000 shares on June 30, 2000;      -  2,000 shares on July 13, 2000.
-  2,000 shares on July 3, 2000;


These sales were effected by Donaldson, Lufkin & Jenrette Securities Corporation, as agent. Immediately following these sales, Filene's beneficially owned 227,608 shares of our common stock.

         The John D. Holley Revocable Trust, John D. Holley TTEE (the "John Holley Trust") sold the following number of shares of our common stock on the dates provided below:


-  500 shares on June 26, 2000;        -  1,000 shares on July 5, 2000; and
-  500 shares on June 30, 2000;        -  1,000 shares on July 6, 2000.
-  500 shares on July 3, 2000;


These sales were effected by Donaldson, Lufkin & Jenrette Securities Corporation, as agent. Immediately following these sales, the John Holley Trust beneficially owned 58,687 shares.

         The Thomas W. Holley Revocable Trust, Thomas Holley TTEE (the "Thomas Holley Trust") sold the following number of shares of our common stock on the dates provided below:


-  1,000 shares on June 19, 2000;       -  1,000 shares on July 3, 2000;
-  1,000 shares on June 20, 2000;       -  1,000 shares on July 5, 2000;
-  1,000 shares on June 21, 2000;       -  1,000 shares on July 6, 2000;
-  1,000 shares on June 23, 2000;       -  1,000 shares on July 7, 2000;
-  1,000 shares on June 27, 2000;       -  1,000 shares on July 11, 2000;
-  1,000 shares on June 28, 2000;       -  1,000 shares on July 12, 2000;
-  1,000 shares on June 29, 2000;       -  1,000 shares on July 13, 2000; and
-  1,000 shares on June 30, 2000;       -  1,000 shares on July 14, 2000.


These sales were effected by Donaldson, Lufkin & Jenrette Securities Corporation, as agent. Immediately following these sales, the Thomas Holley Trust beneficially owned 43,988 shares.

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         The Michael Andrew Holley Revocable Trust, Michael Andrew Holley TTEE
(the "Michael Holley Trust") sold the following number of shares of our common stock on the dates provided below:

-  3,000 shares on July 10, 2000; and   -  1,400 shares on July 11, 2000.


         These sales were effected by Donaldson, Lufkin & Jenrette Securities Corporation, as agent. Immediately following these sales, the Michael Holley Trust beneficially owned 59,587 shares.

         On July 19, 2000, the closing price per share of our common stock on the New York Stock Exchange was $9.69.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO CONTRARY IS A CRIMINAL OFFENSE.


            The date of this Prospectus Supplement is July 20, 2000.